AMENDMENT NO. 1 TO
CREDIT AGREEMENT
This Amendment No. 1 to Credit Agreement (this “Amendment”), dated as of June 17, 2015, is made by SALESFORCE.COM, INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”).

RECITALS
Reference is hereby made to the Credit Agreement dated as of October 6, 2014 among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).
The parties hereto agree to amend the Credit Agreement as set forth herein on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    Clause (b) of the definition of “Change of Control” contained in Section 1.01 is amended and restated in its entirety to read as follows:

(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(b)    Section 9.01 is amended by (i) deleting the word “and” appearing after the semi-colon in clause (z); (ii) amending and restating clause (aa) in its entirety to read as set forth below; and (iii) adding a new clause (bb) as set forth below:

(aa)    Liens granted by any Foreign Subsidiary to any other Foreign Subsidiary securing Indebtedness permitted under Section 9.03 or any other obligations permitted hereunder; and

(bb)    other Liens securing Indebtedness or other obligations permitted hereunder in an aggregate principal amount at any time outstanding not exceeding $100,000,000.

3.Conditions Precedent. This Amendment shall become effective as of the date first above written upon the Administrative Agent’s receipt of counterparts of this Amendment properly executed by (a) a Responsible Officer of the Borrower and each Guarantor and (b) the Required Lenders.

4.Representations and Warranties; No Waiver. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are hereby ratified and reaffirmed and remain legal, valid, binding and enforceable obligations of the Borrower and the Guarantors party thereto in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

5.Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby and as otherwise amended, restated, modified or supplemented from time to time. This Amendment shall constitute a Loan Document.

6.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. This Amendment shall be further subject to the terms and conditions of Sections 12.13, 12.14 and 12.15 of the Credit Agreement, the terms of which are incorporated herein by this reference, mutatis mutandis.

7.Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by any other electronic means (such as by email in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:                    salesforce.com, inc.,
a Delaware corporation

By /s/ Joachim Wettermark
Name: Joachim Wettermark
Title: SVP & Corporate Treasurer

GUARANTOR:                EXACTTARGET, inc.,
a Delaware corporation

By /s/ Amy Weaver
Name: Amy Weaver
Title:     President

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By /s/ Matthew Burke
Name: Matthew Burke
Title: Senior Vice President

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, Issuing Lender and Swingline Lender

By /s/ Matthew Burke
Name: Matthew Burke
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender and Issuing Lender

By /s/ Jeannette Lu
Name: Jeannette Lu
Title: Vice President

BNP PARIBAS, as a Lender

By /s/ Todd Rodgers
Name: Todd Rodgers
Title: Director

By /s/ Liz Cheng
Name: Liz Cheng
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By /s/ Keith Winzenried
Name: Keith Winzenried
Title: Executive Director

BARCLAYS BANK PLC, as a Lender

By: /s/ May Huang
Name: May Huang
Title: Assistant Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By /s/ Virginia Cozenza
Name: Virginia Cosenza
Title: Vice President

By /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Matt S. Scullin
Name: Matt S. Scullin
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By /s/ Richard Ong Pho
Name: Richard Ong Pho
Title: Director